EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated September 22, 2005, relating to the financial statements of Imagitrend, Inc. in the Registration Statement on Form SB-2 dated October 20, 2005, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'

/s/ Perrella & Associates
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Perrella & Associates
Pompano Beach, Florida
October 21, 2005